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Please enter your login ID and Password that you received in the launch email dated December 28, 2020 announcing the offer. Your Login ID is the 11 digit control number you received in the email. Your password is the last 5 digits of your account number.
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235-214-418

Qualtrics Awards Exchange Offer

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Welcome to the Qualtrics Exchange Offer Website

Purpose of this site.

The purpose of this website is to allow you to choose whether to keep your existing SAP equity awards or exchange them for Qualtrics stock, which will be issued when we go public. This is an "all or nothing" exchange - there is not an option to exchange only part of your existing equity awards. Note that this website only relates to the exchange offer for *existing* equity awards and does not contain information relating to any *new* equity awards or the new employee stock purchase program, both of which will be addressed in separate communications to you.

Step 1 - Exchange Offer Details.

You should carefully review the terms of this exchange offer. To review the offer details, including information about Qualtrics, Qualtrics stock, and your local laws relating to the offer, click the document icon on the right side of the gray bar at the top of this page.

Step 2 - Your Existing Award Details.

If you already know the details of your existing equity award(s), you can skip this step.

To view the details of your existing equity awards that were originally issued prior to Qualtrics' acquisition by SAP, if any, click here to access your Shareworks account. Note that, with respect to your original Qualtrics RSUs that now fluctuate with SAP's share price (as opposed to having a fixed value of ~$35), the quantity shown in Shareworks reflects the number of Qualtrics RSUs you originally received, not your current number of SAP-equivalent RSUs. Therefore, you will need to multiply the number of these variable awards by 0.3373077 to determine your "existing RSUs" for purposes of the exchange offer. With respect to awards that have a fixed value of ~$35, to determine the number of new Qualtrics RSUs that you will receive, you simply divide the aggregate value of these awards by the IPO price (as explained in the exchange offer materials located on this website).

To view the details of your existing equity awards that were issued after Qualtrics' acquisition by SAP, if any, click here to access your EquatePlus account. Note that your award details can only be viewed by clicking these links - this exchange offer site you are currently viewing does not contain your existing equity award details.

Step 3 - Make Your Election.

To make your election, click on the bar chart icon in the middle of the gray bar at the top of this page. You should make an election even if you do not plan to exchange your awards. Please make this election as soon as you are ready to do so. Note that you may come back to this site to change your election at any time while the exchange offer remains open.

Questions.

If you have questions or need additional information, please contact D.F. King & Co., which has been hired as the information agent to handle questions about this exchange offer. You may reach them at Qualtrics@dfking.com or at 866-340-7108.

11:30 AM
1/11/2021

Documents
Current Pricing Information
Prospectus - Offer to Exchange.pdf
Additional Information for Non-US Eligible Employees.pdf
Terms of Election.pdf

Lumi AGM - Qualtrics

https://web.lumiagm.com/m#/235214418/survey

235-214-418

You have voted on 0 of 1 items

Please complete the questions below.
Responses are sent individually.
There is no final 'Send' or 'Submit' button.

You may change your Election on this page at any time up until 2pm Eastern on January 27, 2021.

I have read the Prospectus—Offer to Exchange dated as of December 28, 2020 (as amended or supplemented from time to time, the "Prospectus—Offer to Exchange") and the Terms of Election relating to the offer being made by Qualtrics International Inc. ("Qualtrics") and SAP SE ("SAP") to eligible employees to tender their outstanding Qualtrics Pre-2018 Fixed Value Awards ("Fixed Value Rights") that vest on or after February 1, 2021 for the right ("Qualtrics RSUs") to receive shares of Qualtrics Class A common stock, par value $0.0001 per share (the "Qualtrics Stock"), as determined on an award-by-award basis, and to tender their Qualtrics 2018-Plus Variable Grants and SAP Move / Grow Awards, in each case which vest on or after February 1, 2021, (together, the "Existing RSUs") for Qualtrics RSUs, as determined on an award-by-award basis (such offer, upon the terms and conditions set forth in the Prospectus—Offer to Exchange and the Terms of Election, being referred to as the "Offer").

He leído el Prospecto de Oferta de Canje de fecha 28 de diciembre de 2020 (según sea modificado o complementado periódicamente, el "Prospecto de Oferta de Canje") y los Términos de Elección relacionados con la oferta que formulan Qualtrics International Inc. ("Qualtrics") y SAP SE ("SAP") a los empleados que reúnan los requisitos para presentar sus Adjudicaciones de Valor Fijo Pre-2018 ("Derechos de Valor Fijo") de Qualtrics que se encuentren vigentes, los cuales confieren, a partir del 1 de febrero de 2021, el derecho ("RSU de Qualtrics") de recibir acciones ordinarias de Clase A de Qualtrics, con un valor nominal de $0.0001 por acción (las "Acciones de Qualtrics"), según se determine en cada adjudicación, como asimismo para ofrecer sus Concesiones Variables 2018-Plus de Qualtrics y Adjudicaciones Move / Grow de SAP, las cuales en cada caso confieren, a partir del 1 de febrero de 2021, (conjuntamente, las "RSU Existentes") el derecho de recibir las RSU de Qualtrics, según se determine en cada adjudicación (dicha oferta, según los términos y condiciones que se establecen en el Prospecto de Oferta de Canje y en los Términos de Elección, se denomina la "Oferta").

Select a choice to send.

Exchange All Eligible Awards/Cambiar todos los premios elegibles

Do Not Exchange All Eligible Awards/No intercambiar todos los premios elegibles

5:38 PM
12/27/2020

Lumi AGM - Qualtrics

https://web.lumiagm.com/m#/235214418/survey

235-214-418

You have voted on 1 of 1 items

Please complete the questions below.
Responses are sent individually.
There is no final 'Send' or 'Submit' button.

You may change your Election on this page at any time up until 2pm Eastern on January 27, 2021.

I have read the Prospectus—Offer to Exchange dated as of December 28, 2020 (as amended or supplemented from time to time, the "Prospectus—Offer to Exchange") and the Terms of Election relating to the offer being made by Qualtrics International Inc. ("Qualtrics") and SAP SE ("SAP") to eligible employees to tender their outstanding Qualtrics Pre-2018 Fixed Value Awards ("Fixed Value Rights") that vest on or after February 1, 2021 for the right ("Qualtrics RSUs") to receive shares of Qualtrics Class A common stock, par value $0.0001 per share (the "Qualtrics Stock"), as determined on an award-by-award basis, and to tender their Qualtrics 2018-Plus Variable Grants and SAP Move / Grow Awards, in each case which vest on or after February 1, 2021, (together, the "Existing RSUs") for Qualtrics RSUs, as determined on an award-by-award basis (such offer, upon the terms and conditions set forth in the Prospectus—Offer to Exchange and the Terms of Election, being referred to as the "Offer").

He leído el Prospecto de Oferta de Canje de fecha 28 de diciembre de 2020 (según sea modificado o complementado periódicamente, el "Prospecto de Oferta de Canje") y los Términos de Elección relacionados con la oferta que formulan Qualtrics International Inc. ("Qualtrics") y SAP SE ("SAP") a los empleados que reúnan los requisitos para presentar sus Adjudicaciones de Valor Fijo Pre-2018 ("Derechos de Valor Fijo") de Qualtrics que se encuentren vigentes, los cuales confieren, a partir del 1 de febrero de 2021, el derecho ("RSU de Qualtrics") de recibir acciones ordinarias de Clase A de Qualtrics, con un valor nominal de $0.0001 por acción (las "Acciones de Qualtrics"), según se determine en cada adjudicación, como asimismo para ofrecer sus Concesiones Variables 2018-Plus de Qualtrics y Adjudicaciones Move / Grow de SAP, las cuales en cada caso confieren, a partir del 1 de febrero de 2021, (conjuntamente, las "RSU Existentes") el derecho de recibir las RSU de Qualtrics, según se determine en cada adjudicación (dicha oferta, según los términos y condiciones que se establecen en el Prospecto de Oferta de Canje y en los Términos de Elección, se denomina la "Oferta").

Exchange All Eligible Awards/Cambiar todos los premios elegibles - Vote received

Exchange All Eligible Awards/Cambiar todos los premios elegibles

Do Not Exchange All Eligible Awards/No intercambiar todos los premios elegibles

11:28 AM
1/11/2021